Exhibit 99.1

JOINT FILING AGREEMENT

We, the signatories of this Statement on Schedule 13G to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us..

Dated: February 12, 2018		TEMASEK HOLDINGS (PRIVATE) LIMITED

	By:	/s/ Choo Soo Shen Christina
Name: Choo Soo Shen Christina
Title: Authorized Signatory

Dated: February 12, 2018		FULLERTON FUND INVESTMENTS PTE LTD

	By:	/s/ Cheong Kok Tim
Name: Cheong Kok Tim
Title: Director

Dated: February 12, 2018		HAVELOCK FUND INVESTMENTS PTE LTD

	By:	/s/ Lim Siew Lee Sherlyn
Name: Lim Siew Lee Sherlyn
Title: Director